Exhibit 10.13

Joint Patent Agreement

Party A: Beijing Reit Technology Development Co., Ltd

Legal Representative:Hengfang Li

Party B: Luoyang Water-Conservancy Surveying & Design Co., Ltd

Legal Representative:Jiahui Wang

Article 1: Joint Patent

As at the signing date of this Agreement, the patents that Party A and Party B cooperated together to create and were granted by the State Intellectual Property Office (hereinafter referred to as “SIPO”) are listed as below:

Proprietary Name	Patent No.	Patent Type	Application Date	Approval Date	Expiration Date	Authority
Slope protection block	ZL 2016 3 0542207.1	Design Patent	11/8/2016	5/24/2017	11/7/2026	China State Intellectual Property Office
Slope protection block	ZL 2016 3 0542295.5	Design Patent	11/8/2016	5/10/2017	11/7/2026	China State Intellectual Property Office
Slope protection block	ZL 2016 3 0542296.X	Design Patent	11/8/2016	5/10/2017	11/7/2026	China State Intellectual Property Office
Slope protection block	ZL 2016 3 0542514.X	Design Patent	11/8/2016	5/24/2017	11/7/2026	China State Intellectual Property Office
Slope protection block	ZL 2016 3 0595820.X	Design Patent	12/6/2016	5/24/2017	12/5/2026	China State Intellectual Property Office
Slope protection block	ZL 2016 3 0542294.0	Design Patent	11/8/2016	5/17/2017	11/7/2026	China State Intellectual Property Office
Slope protection block	ZL 2016 3 0542168.5	Design Patent	11/8/2016	5/24/2017	11/7/2026	China State Intellectual Property Office

Both Party A and Party B agree that the 7 patents listed above, any new patents which both parties research collectively and are granted by the SIPO will be listed as an appendix of this Agreement and will be subject to this Agreement as well.

Article 2: Statements and Commitments of Party A

1. For those joint patents under this Agreement, Party A agrees that both parties are the co-owner, but only Party A has the rights to use or license other entities or individuals to use the joint patents, subsidiaries of Party A also have the right to use those joint patents under this Agreement.

2. Party A commits that it will use those joint patents appropriately and protect their integrity and ownership from any infringements caused by any other third parties.

3. Party A agrees not to license or transfer the joint patents under this Agreement to any other third parties (excluding subsidiaries of Party A) without written consent of Party B; and if Party A wants to transfer its ownership relating to the joint patents, Party B shall have the rights of first refusal.

Article 3: Statements and Commitments of Party B

1. For those joint patents under this Agreement, Party B agrees that both parties are the co-owner, but only Party A has the right to use or license other entities or individuals to use the joint patents, subsidiaries of Party A also have the right to use the joint patents under this Agreement.

2. For the joint patents under this Agreement, Party B agrees that only it holds ownership, its subsidiaries or branch offices have no rights to use or license any entities or individuals to use the joint patents under any circumstances.

3. Party B agrees that Party A may license its subsidiaries to use the joint patents for free, but Party A shall be required to supervise its subsidiaries to ensure they are using the joint patents in a proper way and prevent them from causing any infringements by and third parties.

4. Party B undertakes to Party A that it will never use, license, pledge, transfer, inherit or dispose in any way the joint patents under this Agreement at any time; but after negotiation and agreement by both parties, Party B can transfer its ownership in respect of those joint patents to Party A; as a result of Party B’s breach of this Agreement, Party B shall bear any legal liabilities or loss which it brought to Party A.

5. In the event that Party B wants to give up its ownership or any benefits regarding the joint patents, it commits to Party A that Party A will become the sole owner of those joint patents after a written agreement is given by Party B, and Party A can then apply to SIPO for ownership change at that time.

Article 4: Cost and Expense

1. For those joint patents under this Agreement, Party A will bear the R&D expense and application fee, and Party A agrees that Party B has no obligation to repay it for those aforesaid fees.

2. For those joint patents under this Agreement, both parties shall bear the annual fee and any renewal fee afterwards collectively.

3. It is agreed that, both parties shall share the fee arising from licensing the joint patents, which was granted to Party A.

4. Both parties shall bear any risk or legal liabilities or loss relating to those joint patents collectively.

5. For any other fees or expenses which may arise from those joint patents will be be borne by both parties.

6. For any fees and expenses which both parties shall bear collectively under this article, it is agreed that Party A will account for [  ] % and Party B will account for the remaining [  ] %.

Article 5: Liabilities for breach of this Agreement

It is agreed and undertaken by both parties that:

1. Each party shall comply with and fulfill its rights, obligations and commitments under this Agreement.

2. Each party shall comply with any rights and liabilities relating to joint patents that are stipulated under Chinese laws and regulations.

3. Any other matters agreed by both parties.

Any risks or losses caused by any party, the breaching party shall undertake any lose or legal liabilities or compensation to the non-breaching party.

Article 6: Validity of this Agreement

1. This Agreement will become effective right after the signatures of both parties.

2. Any changes to this Agreement shall be negotiated and agreed by both parties, and a written supplementary agreement is necessary if any changes have been made. Supplementary agreement is deemed to be part of this Agreement, and if any inconsistences occur, the agreement that is dated afterwards shall be followed.

Article 7: Term of this Agreement

The term of this Agreement shall have the same term as those joint patents, and if those joint patents have been renewed after expiration, this Agreement shall be extended the same period.

Article 8: Settlement of Disputes

1. Any disputes arising from the effectiveness, performance or breach of this Agreement, both parties shall negotiate amicably, if negotiation fails, both parties agreed to submit relevant disputes to Beijing Arbitration Committee for arbitration, the arbitration results shall be final and binding upon both parties.

2. This Agreement is regulated by Chinese laws and regulations.

Article 11: Other

This Agreement shall be issued with two copies, each party shall kept one copy, and both copies have the same legal effect.

Party A: Beijing Reit Technology Development Co., Ltd

Legal Representative: /s/ Hengfang Li

Date: January 7, 2017

Party B: Luoyang Water-Conservancy Surveying & Design Co., Ltd

Legal Representative: /s/ Jiahui Wang

Date: January 7, 2017

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